EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. 1350

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with the Annual Report of Healthcare AI Acquisition Corp. (the “Company”) on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission (the “Report”), I, Patrick Hargutt, Chief Financial Officer and Director of the Company, certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: April 21, 2022

/s/ Patrick Hargutt
Name:	Patrick Hargutt
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)